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                                                                     EXHIBIT 5.1

                       [MAYER, BROWN & PLATT LETTERHEAD]


                                 August 20, 2001



IndyMac Bancorp, Inc.
155 North Lake Avenue
Pasadena, California  91101

        Re: $500,000,000 Aggregate Offering Price of Securities of IndyMac Bancorp, Inc.

Ladies and Gentlemen:

        We have acted as counsel to IndyMac Bancorp, Inc. (the "Company") in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") of the Company and IndyMac Capital Trust I, IndyMac Capital Trust II, IndyMac Capital Trust III and IndyMac Capital Trust IV (such trusts, collectively, the "Trusts") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed offer and sale from time to time of the following securities of the Company (the "Securities") having an aggregate initial offering price of up to $500,000,000: (i) unsecured unsubordinated debt securities of the Company in the forms filed as part of Exhibit 4.1 to the Registration Statement, with appropriate insertions (the "Senior Debt Securities"), (ii) unsecured subordinated debt securities of the Company in the forms filed as part of Exhibit 4.2 to the Registration Statement, with appropriate insertions (the "Subordinated Debt Securities"), (iii) unsecured junior subordinated debt securities of the Company in the form as filed as part of Exhibit 4.6 to the Registration Statement, with appropriate insertions (the "Junior Subordinated Debt Securities," and together with the Senior Debt Securities and the Subordinated Debt Securities, the "Debt Securities"), (iv) preferred stock, par value $0.01 per share, of the Company (the "Preferred Stock"), interests in which may be evidenced by appropriately prepared depositary shares (the "Depositary Shares"), (v) common stock, par value $0.01 per share, of the Company (the "Common Stock"), and (vi) appropriately prepared warrants to purchase Debt Securities, Preferred Stock, or Common Stock (collectively, the "Warrants"). The Securities may be offered separately or as part of units with other Securities, in separate series, in amounts, at prices, and on terms to be set forth in the prospectus and one or more supplements to the prospectuses (collectively, the "Prospectus") constituting a part of the Registration Statement, and in the Registration Statement.
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IndyMac Bancorp, Inc.
August 20, 2001
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        The Registration Statement also relates to the proposed offer and sale by the Trusts of their trust preferred securities, the legality and validity of which are addressed in the separate opinions of Richards, Layton & Finger, Delaware counsel to the Trusts, included in the Registration Statement.

        The Senior Debt Securities are to be issued under one or more indentures in the form filed as Exhibit 4.1 to the Registration Statement, with appropriate insertions (the "Senior Indenture"), to be entered into by the Company and a trustee or trustees to be named by the Company. The Subordinated Debt Securities are to be issued under one or more indentures in the form filed as Exhibit 4.2 to the Registration Statement, with appropriate insertions (the "Subordinated Indenture"), to be entered into by the Company and a trustee or trustees to be named by the Company. The Junior Subordinated Debt Securities are to be issued under one or more indentures in the form filed as Exhibit 4.6 to the Registration Statement, with appropriate insertions (the "Junior Subordinated Indenture"), to be entered into by the Company and a trustee or trustees to be named by the Company. Each series of Preferred Stock is to be issued under the Restated Certificate of Incorporation, as amended, of the Company (the "Certificate of Incorporation") and a certificate of designations (a "Certificate of Designations") to be approved by the Board of Directors of the Company or a committee thereof and filed with the Secretary of State of the State of Delaware (the "Delaware Secretary of State") in accordance with Section 151 of the General Corporation Law of the State of Delaware. The Depositary Shares are to be issued under a deposit agreement in the form to be filed as
Exhibit 4.3 to the Registration Statement and conforming to the description thereof in the Prospectus (the "Deposit Agreement") to be entered into by the Company, a depositary to be named by the Company, and the holders from time to time of depositary receipts evidencing Depositary Shares. The Common Stock is to be issued under the Certificate of Incorporation. The Warrants are to be issued under warrant agreements in the form to be filed as Exhibit 4.5 to the Registration Statement and conforming to the description thereof in the Prospectus (the "Warrant Agreements") to be entered into by the Company and warrant agents to be named by the Company.

        Certain terms of the Securities to be issued by the Company from time to time will be approved by the Board of Directors of the Company or a committee thereof or certain authorized officers of the Company as part of the corporate action taken and to be taken (the "Corporate Proceedings") in connection with issuance of the Securities. We have examined the Certificate of Incorporation, the By-Laws of the Company, as amended, the Registration Statement, such of the Corporate Proceedings as have occurred as of the date hereof, and such other documents, records, and instruments as we have deemed necessary or appropriate for the purposes of this opinion.

        Based on the foregoing, we are of the opinion that:

(i) upon the execution and delivery by the Company of the Senior Indenture, the Subordinated Indenture, the Junior Subordinated Indenture, the Deposit Agreement or the



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IndyMac Bancorp, Inc.
August 20, 2001
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      applicable Warrant Agreement, as the case may be, following the completion of all required Corporate Proceedings, and the execution, issuance, and delivery, and the authentication by a duly appointed trustee or authenticating agent, of the Senior Debt Securities, the Subordinated Debt Securities, the Junior Subordinated Debt Securities, the Depositary
      Shares, and the Warrants, respectively, pursuant to such agreements, such Senior Indenture, Subordinated Indenture, Junior Subordinated Indenture, Deposit Agreement or Warrant Agreement, as the case may be, will become valid and binding instruments, and any Debt Securities issuable thereunder will be legal, valid, and binding obligations of the Company, and any Depository Shares, Warrants, Preferred Stock (assuming completion of the actions referred to in clause (ii) below) or Common Stock (assuming completion of the actions referred to in clause (iii) below) issuable thereunder will be duly and validly authorized and issued, fully paid, and nonassessable;

(ii) upon the authorization, execution, acknowledgment, delivery, and filing with, and recording by, the Delaware Secretary of State of the applicable Certificate of Designations following the completion of all required Corporate Proceedings, and the execution, issuance, and delivery of the Preferred Stock pursuant to such Certificate of Designations, the Preferred Stock will be duly and validly authorized and issued, fully paid, and nonassessable; and

(iii) upon the authorization of issuance of the Common Stock, following the completion of all required Corporate Proceedings, and the execution, issuance, and delivery of the Common Stock, the Common Stock will be duly and validly authorized and issued, fully paid, and nonassessable;

except in each case as enforcement of provisions of such instruments and agreements may be limited by bankruptcy or other laws of general application affecting the enforcement of creditors' rights and by general equity principles.

        The foregoing opinions assume that (a) the execution of the Senior Indenture, the Subordinated Indenture, the Junior Subordinated Indenture, the Deposit Agreement, the applicable Warrant Agreement, the Certificate of Designations and the Securities, as the case may be, is by an officer or officers of the Company authorized by the Corporate Proceedings; (b) the consideration designated in the applicable Corporate Proceedings for any Preferred Stock or Common Stock shall have been received by the Company in accordance with applicable law; (c) the Senior Indenture, the Subordinated Indenture, the Junior Subordinated Indenture, the Deposit Agreement, and any Warrant Agreement shall have been duly authorized, executed, and delivered by all parties thereto other than the Company; (d) the Registration Statement shall have become effective under the Securities Act and will continue to be effective; (e) the applicable Senior Indenture, Subordinated Indenture or Junior Subordinated Indenture shall have become duly qualified under the Trust Indenture Act of 1939, as amended; and (f) that, at the time of the authentication and delivery of the Securities, the Corporate Proceedings related thereto will not have been modified or rescinded, there will not have occurred any change in the


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IndyMac Bancorp, Inc.
August 20, 2001
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law affecting the authorization, execution, delivery, validity or enforceability of such Securities, none of the particular terms of such Securities will violate any applicable law and neither the issuance and sale thereof nor the compliance by the Company with the terms thereof will result in a violation of any issuance limit in the Corporate Proceedings, any agreement or instrument then binding upon the Company or any order of any court or governmental body having jurisdiction over the Company.

        We have also assumed (a) the accuracy and truthfulness of all public records of the Company and of all certifications, documents and other proceedings examined by us that have been produced by officers of the Company without verifying the accuracy or truthfulness of such representations, and (b) the genuineness of such signatures appearing upon such public records, certifications, documents and proceedings. We express no opinion as to the laws of any jurisdiction other than the laws of the State of California, the State of New York, the General Corporation Law of the State of Delaware, and the federal laws of the United States of America.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus constituting part of the Registration Statement.

                              Very truly yours,

                              /s/

                              Mayer, Brown & Platt